Exhibit 10(d)

      Lease, dated as of July 10, 2002, between 121 Airport Centre II, LP as landlord, and Warrantech Corporation, as tenant, is for office space of 56,696 square feet located on the first floor of 121 Airport Centre II, 22090 Highway 121, Bedford, Texas, as more particularly described on Exhibit A to the Lease. The Lease has a term of 124 months commencing on December 13, 2002 and ending on December 31, 2012, unless sooner terminated in accordance with the provisions of the Lease, and provides for average monthly rental payments of $87,879.00.





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